                                                                      Exhibit 24
                               POWER OF ATTORNEY

     The undersigned, as a Section 16 reporting person of iRhythm Technologies,
Inc. (the "Company"), hereby constitutes and appoints Matthew Garrett,
Denise Mandell, and  Kristen Blumenthal the undersigned's true and lawful attorneys-in-fact to:

   1.     complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the
          Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

   2.     do all acts necessary in order to file such forms with the
          Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

   The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934 (as amended).

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of August, 2017.

                                         Signature:  /s/ Kevin King
                                                   -------------------
                                         Print Name: Kevin King
                                                    ------------------

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of the document.

State of California County of San Francisco}ss.
On 8-1-17 before me, John Anthony Cavalli, Notary Public,
personally appeared Kevin King,who proved to me on the basis of satisfactory evidence to be the person(s)whose name(s) is/are subscribed to whe within instrument and acknowledged to me that he/she/they executed the same in his/her/teir authorized capacity(ies), and that by his/her/their signature(s)on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrment. I certify under PENALTY OF PERJURY undr the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

/s/ John Anthony Cavalli

                                         JOHN ANTHONY CAVALLI
                                            COMM. #2097744
                                       NOTARY PUBLIC-CALIFORNIA
                                         SAN FRANCISCO COUNTY
                                    My Comm. Expires Jan. 23, 2019